FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ANNOUNCES THIRD QUARTER
RESULTS FOR FISCAL 2007

~ Net Sales Increase of 14.6% ~
~ Fully Diluted EPS of $0.11 ~

          New York, New York (May 3, 2007) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, today announced financial results for the fiscal 2007 third quarter ended March 31, 2007.

THIRD QUARTER RESULTS

          Net sales increased 14.6% to $219.2 million for the three months ended March 31, 2007 from $191.3 million in the comparable period of the prior year. Net sales growth was driven by increased sales of prestige fragrances to mass retail customers, sales of new fragrances, including Elizabeth Arden Mediterranean and with Love...Hilary Duff, and higher sales globally of the Elizabeth Arden brand. Excluding the favorable impact of foreign currency translation, net sales increased 12.6%.

          Net income for the three months ended March 31, 2007 was $3.2 million, or $0.11 per diluted share, compared to net income of $0.7 million, or $0.02 per diluted share, in the same period last year. Earnings for the current year period were positively impacted by a tax benefit of $0.01 per diluted share related to R&D tax credits. Earnings for the prior year period include debt extinguishment charges of $0.02 per diluted share.

          E. Scott Beattie, Chairman, President and Chief Executive Officer of Elizabeth Arden, Inc., commented, "The key drivers of our business performed well this quarter, and we expect this trend to continue for the remainder of this fiscal year and into fiscal 2008. Our U.S. mass retail business delivered another strong quarter. Net sales of the mass business unit grew by 26%, well ahead of the category growth, and we are expanding our market share with those retailers. The second key driver, our international business, increased over 10% led by strong growth in the Asia Pacific and travel retail markets. Global sales of Elizabeth Arden branded skin care and color products are growing rapidly and have experienced double-digit increases so far this fiscal year. We expect growth of the Elizabeth Arden brand in total to continue to accelerate due to the recent launch of our new fragrance Elizabeth Arden Mediterranean."

          Mr. Beattie continued, "During the third quarter we also integrated the remaining functions related to the acquisition of Sovereign Sales. With the transition costs essentially behind us, we expect the acquisition, along with a strong pipeline of new fragrance brands for the U.S. mass retail market, to contribute to improved operating earnings and earnings growth for the balance of this fiscal year and fiscal 2008."

NINE MONTHS RESULTS

          For the nine months ended March 31, 2007, net sales rose 15.7% to $884.8 million from $764.6 million for the nine months ended March 31, 2006. Excluding the favorable impact of foreign currency translation, net sales increased 14.5%. Net income was $27.7 million, or $0.97 per diluted share, versus $34.7 million, or $1.17 per diluted share, for the year-ago period. The results for the nine months ended March 31, 2007 include restructuring charges of $0.05 per diluted share related to the Company 's previously announced restructuring, and results for the prior nine-month period include debt extinguishment charges of $0.02 per diluted share.

OUTLOOK

          The Company confirms its fiscal 2007 net sales and earnings guidance and expects diluted earnings per share in the range of $1.15 to $1.20 and net sales to increase by 15% to 18% over prior fiscal year net sales of $954.6 million. The Company notes that it utilizes foreign currency hedges and that its net sales guidance is based on current foreign currency rates. The earnings guidance reflects no change to the full fiscal year anticipated effective tax rate of 25.6%. The earnings guidance also excludes restructuring charges.

CONFERENCE CALL INFORMATION

          The Company will host a conference call today at 4:30 p.m. Eastern Time. All interested parties can listen to a live web cast of the Company's conference call by logging on to the Company's web site at http://www.elizabetharden.com/Corporate/calendar_of_events.asp. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site at www.elizabetharden.com until June 3, 2007.

Elizabeth Arden is a global prestige beauty products company. The Company's portfolio of brands includes the Elizabeth Arden fragrance brands: Red Door, Elizabeth Arden 5th Avenue, Elizabeth Arden green tea and Elizabeth Arden Mediterranean; the Elizabeth Taylor fragrance brands: White Diamonds and Elizabeth Taylor's Passion; the fragrance brands of Britney Spears: curious Britney Spears and fantasy Britney Spears; the Hilary Duff fragrance with Love...Hilary Duff; the Danielle Steel fragrance Danielle by Danielle Steel; the classic fragrances: Design, Giorgio Beverly Hills, Halston and Halston Z-14, White Shoulders and Wings; the men's fragrances: Daytona 500, GANT, Geoffrey Beene's Grey Flannel, the HUMMER™ Fragrance for Men and PS Fine Cologne for Men; and the designer fragrance brands of Alfred Sung, Badgley Mischka and Bob Mackie; the Elizabeth Arden skin care lines, including Ceramide, Intervene and PREVAGE™ anti-aging treatment and the Elizabeth Arden color cosmetics line.

Company Contact:	Marcey Becker, Senior Vice President, Finance
(203) 462-5809

Investor/Press Contact:	Allison Malkin/Michael Fox
Integrated Corporate Relations
(203) 682-8200

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance regarding net sales, earnings and cash flow from operations. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

*	our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers;
*	international and domestic economic and business changes that could impact consumer confidence or our customers' operations;
*	the impact of competitive products and pricing;
*	risks of international operations, including foreign currency fluctuations, economic and political consequences of terrorist attacks, and political instability in certain regions of the world;
*	unexpected factors affecting customer or consumer preferences and/or purchasing patterns;
*	the quality, safety and efficacy of our products;
*	our ability to successfully launch new products and implement our growth strategy;
*	the success, or changes in the timing or scope, of new product launches, advertising and merchandising programs;
*	our ability to successfully and cost-effectively integrate acquired businesses or new brands;
*	our substantial indebtedness, debt service obligations and restrictive covenants in our revolving credit facility and the indenture for our 7 3/4% senior subordinated notes;
*	our customers' financial condition;
*	our ability to access capital for acquisitions;
*	changes in product mix to less profitable products;
*	the retention and availability of key personnel;
*	the assumptions underlying our critical accounting estimates;
*

delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for our supply of certain products;

*	the loss of or disruption in our distribution facilities;
*	changes in the retail, fragrance and cosmetic industries, including the consolidation of retailers and the associated closing of retail doors as well as retailer inventory control practices;
*	our ability to protect our intellectual property rights;
*	changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; and
*	other unanticipated risks and uncertainties.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended		Nine Months Ended

	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006

Net Sales	$219,223	$191,344	$884,802	$764,615
Cost of Sales	120,744	105,094	529,143	443,539

Gross Profit	98,479	86,250	355,659	321,076
Gross Profit Percentage	44.9%	45.1%	40.2%	42.0%

Selling, General and Administrative Expenses	82,090	75,929	277,696	238,424
Depreciation and Amortization	6,042	5,438	18,740	16,087

Total Operating Expenses	88,132	81,367	296,436	254,511

Interest Expense, Net	6,552	5,344	22,441	18,120
Debt Extinguishment Charge	--	758	--	758
Income Before Income Taxes	3,795	(1,219)	36,782	47,687
Provision for (Benefit From) Income Taxes	638	(1,921)	9,083	12,995

Net Income	$3,157	$702	$27,699	$34,692

As reported:
Basic Income Per Share	$0.11	$0.02	$1.00	$1.22
Diluted Income Per Share	$0.11	$0.02	$0.97	$1.17

Basic Shares	27,455	28,412	27,566	28,487
Diluted Shares	28,754	29,636	28,581	29,633

EBITDA (a)	$16,389	$9,563	$77,963	$81,894

Adjusted to exclude the effect of debt extinguishment and restructuring charges, net of taxes (b):
Net Income	$3,271	$1,254	$29,058	$35,244

Basic Income Per Share	$0.12	$0.04	$1.05	$1.24
Diluted Income Per Share	$0.11	$0.04	$1.02	$1.19

Basic Shares	27,455	28,412	27,566	28,487
Diluted Shares	28,754	29,636	28,581	29,633

EBITDA (a)	$16,526	$10,321	$79,768	$82,652

(a)    EBITDA is defined as net income plus the provision for income taxes, plus interest expense, plus depreciation and amortization. EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) or as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). Accordingly, as a result of our capital structure, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures.

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA: (For a reconciliation of net income to EBITDA for prior periods, see the Company's filings with the Securities and Exchange Commission which can be found on the Company's website at www.elizabetharden.com).

	Three Months Ended		Nine Months Ended

(In thousands)	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006

Net income	$3,157	$702	$27,699	$34,692
Plus:
Provision for (benefit from) income taxes	638	(1,921)	9,083	12,995
Interest expense, net	6,552	5,344	22,441	18,120
Depreciation and amortization	6,042	5,438	18,740	16,087

EBITDA	16,389	9,563	77,963	81,894
Debt extinguishment charge	--	758	--	758
Restructuring charges	137	--	1,805	--

EBITDA adjusted to exclude debt extinguishment and restructuring charges	$16,526	$10,321	$79,768	$82,652

(b)   The following table reconciles the calculation of net income per share on a basic and diluted basis from the amounts reported in accordance with GAAP to such amounts before giving effect to the impact of debt extinguishment and restructuring charges. This disclosure is being provided because we believe it is meaningful to our investors and other interested parties to understand the Company's operating performance for comparability purposes and on a consistent basis without regard to the impact of debt extinguishment and restructuring charges. The presentation of the non-GAAP information titled "Net income per share as adjusted, before the effect of debt extinguishment and restructuring charges, net of taxes" is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

(In thousands, except per share data)	Three Months Ended		Nine Months Ended

	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006

As reported:
Basic
Net income as reported	$3,157	$702	$27,699	$34,692

Weighted average shares outstanding as reported	27,455	28,412	27,566	28,487

Net income per basic share as reported	$0.11	$0.02	$1.00	$1.22

Diluted
Net income as reported	$3,157	$702	$27,699	$34,692

Weighted average shares and potential dilutive shares as reported	28,754	29,636	28,581	29,633

Net income per diluted share as reported	$0.11	$0.02	$0.97	$1.17

Adjusted to exclude the effect of debt extinguishment and restructuring charges, net of taxes

Basic
Net income as reported	$3,157	$702	$27,699	$34,692
Debt extinguishment charge, net of tax	--	552	--	552
Restructuring charges, net of tax	114	--	1,359	--

Net income as adjusted, before the effect of debt extinguishment and restructuring charges, net of taxes	$3,271	$1,254	$29,058	$35,244

Weighted average shares outstanding as reported	27,455	28,412	27,566	28,487

Net income per share as adjusted, before the effect of debt extinguishment and restructuring charges, net of taxes	$0.12	$0.04	$1.05	$1.24

Diluted
Net income as reported	$3,157	$702	$27,699	$34,692
Debt extinguishment charge, net of tax	--	552	--	552
Restructuring charges, net of tax	114	--	1,359	--

Net income as adjusted, before the effect of debt extinguishment and restructuring charges, net of taxes	$3,271	$1,254	$29,058	$35,244

Weighted average shares outstanding as reported	28,754	29,636	28,581	29,633

Net income per diluted share as adjusted, before the effect of debt extinguishment and restructuring charges, net of taxes	$0.11	$0.04	$1.02	$1.19

CONSOLIDATED BALANCE SHEET DATA
(Unaudited)
(In thousands)

	March 31, 2007	June 30, 2006	March 31, 2006

Cash	$37,761	$28,466	$27,309
Accounts Receivable, Net	213,484	181,080	187,953
Inventories	327,184	269,270	239,628
Property and Equipment, Net	38,662	34,681	32,926
Exclusive Brand Licenses, Trademarks and Intangibles, Net	219,084	201,534	184,717
Total Assets	878,566	759,903	714,491
Short-Term Debt	114,840	40,000	30,296
Current Portion of Long-Term Debt	1,125	563	--
Current Liabilities	323,278	234,978	183,317
Long-Term Liabilities	248,425	247,078	233,943
Total Debt	340,433	265,951	252,801
Shareholders' Equity	306,863	277,848	297,230
Working Capital	290,732	280,942	305,491